Exhibit 99.1

Zuora Reports Fourth Quarter and Full Year Fiscal 2024 Results

Full year subscription revenue grew 13% year-over-year, 15% on a constant currency basis

Redwood City, Calif. – February 28, 2024 – Zuora, Inc. (NYSE: ZUO), a leading monetization suite for modern businesses, today announced financial results for its fiscal fourth quarter and full year ended January 31, 2024.
“Fiscal 2024 was a year of balanced growth and profitability where we accelerated new customer acquisition by focusing on smaller, faster lands,” said Tien Tzuo, Founder and CEO at Zuora. “We improved adjusted free cash flow by $72 million and expanded our non-GAAP operating margin by 10 percentage points, putting Zuora in a stronger position as we enter a new fiscal year.”
Fourth Quarter Fiscal 2024 Financial Results:
•Revenue: Subscription revenue was $100.2 million, an increase of 12% year-over-year and total revenue was $110.7 million, an increase of 7% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $17.2 million, compared to a loss from operations of $99.7 million in the fourth quarter of fiscal 2023.
•Non-GAAP Income from Operations: Non-GAAP income from operations was $15.9 million, compared to non-GAAP income from operations of $2.2 million in the fourth quarter of fiscal 2023.
•GAAP Net Loss: GAAP net loss was $20.8 million, or 19% of revenue, compared to a net loss of $107.9 million, or 105% of revenue, in the fourth quarter of fiscal 2023. GAAP net loss per share was $0.14 based on 144.2 million weighted-average shares outstanding, compared to a net loss per share of $0.80 based on 134.3 million weighted-average shares outstanding in the fourth quarter of fiscal 2023.
•Non-GAAP Net Income (Loss): Non-GAAP net income was $16.7 million, compared to a non-GAAP net loss of $5.8 million in the fourth quarter of fiscal 2023. Non-GAAP net income per share was $0.12 based on 144.2 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.04 based on 134.3 million weighted-average shares outstanding in the fourth quarter of fiscal 2023.
•Cash Flow: Net cash provided by operating activities was $16.9 million, compared to net cash used in operating activities of $18.0 million in the fourth quarter of fiscal 2023.
•Adjusted Free Cash Flow: Adjusted free cash flow was $14.6 million compared to negative $16.9 million in the fourth quarter of fiscal 2023.
•Cash and Investments: Cash and cash equivalents and short-term investments were $514.2 million as of January 31, 2024.
Full Year Fiscal 2024 Financial Results:
•Revenue: Subscription revenue was $383.4 million, an increase of 13% year-over-year and 15% on a constant currency basis. Total revenue was $431.7 million, an increase of 9% year-over-year and 10% on a constant currency basis.

•GAAP Loss from Operations: GAAP loss from operations was $64.4 million, compared to a GAAP loss from operations of $187.5 million in fiscal 2023.
•Non-GAAP Income from Operations: Non-GAAP income from operations was $47.5 million, compared to a non-GAAP income from operations of $2.5 million in fiscal 2023.
•GAAP Net Loss: GAAP net loss was $68.2 million, or 16% of revenue, compared to a GAAP net loss of $198.0 million, or 50% of revenue, in fiscal 2023. GAAP net loss per share was $0.49 based on 140.1 million weighted-average shares outstanding, compared to a GAAP net loss per share of $1.51 based on 131.4 million weighted-average shares outstanding in fiscal 2023.
•Non-GAAP Net Income (Loss): Non-GAAP net income was $45.9 million, compared to a non-GAAP net loss of $17.2 million in fiscal 2023. Non-GAAP net income per share was $0.33 based on 140.1 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.13 based on 131.4 million weighted-average shares outstanding in fiscal 2023.
•Cash Flow: Net cash used in operating activities was $18.8 million, compared to net cash used in operating activities of $20.6 million in fiscal 2023.
•Adjusted Free Cash Flow: Adjusted free cash flow was $44.3 million compared to negative $27.8 million in fiscal 2023.
Descriptions of non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.
Fourth Quarter Key Metrics and Business Highlights:
•Customers with annual contract value (ACV) equal to or greater than $250,000 were 461, up from 431 as of January 31, 2023.
•Dollar-based Retention Rate (DBRR) was 106%, compared to 108% as of January 31, 2023.
•Annual Recurring Revenue (ARR) was $403.1 million compared to $365.0 million as of January 31, 2023, representing ARR growth of 10%.
•Zuora expanded its partnership with Avalara to help customers meet complex e-invoicing mandates through Zuora. As these new regulations continue to be adopted around the world, compliance will become critical for international expansion.
•New customers, expansions and go lives include Toast, Infor, Sony Network Communications, TELUS Corporation and The Associated Press.

Financial Outlook:
As of February 28, 2024, we are providing guidance for the first quarter and full fiscal year 2025 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the first quarter and full fiscal year 2025, Zuora currently expects the following results:

	First Quarter	Fiscal 2025
Subscription revenue	$98.0M - $99.0M	$410.0M - $414.0M
Professional services revenue	$9.8M - $10.8M	$41.0M - $45.0M
Total revenue	$107.8M - $109.8M	$451.0M - $459.0M
Non-GAAP income from operations[1]	$14.0M - $16.0M	$79.0M - $81.0M
Non-GAAP net income per share[1,2]	$0.06 - $0.07	$0.40 - $0.42
ARR growth[3]		8% - 10%
Dollar-based Retention Rate[3]		104% - 106%
Adjusted Free Cash Flow[1]		$80.0M+
(1) For information on how we derive our non-GAAP financial measures, see the section titled "Explanation of Non-GAAP Financial Measures" below. Zuora has not reconciled its guidance for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, adjusted free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.
(2) Non-GAAP net income per share was computed assuming 146.9 million and 151.5 million weighted-average shares outstanding for the first quarter and full fiscal year 2025, respectively.
(3) Refer to the "Explanation of Key Operational and Financial Metrics" section below for how these metrics are calculated.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Explanation of Key Operational and Financial Metrics:
Annual contract value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions. We define the number of customers at the end of any particular period as the number of parties or organizations that have entered into a distinct subscription contract with us and for which the term has not ended. Each party with whom we have entered into a distinct subscription contract is considered a unique customer, and in some cases, there may be more than one customer within a single organization.
Dollar-based Retention Rate (DBRR). We calculate DBRR as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.
Webcast and Conference Call Information:
Zuora will host a conference call for investors on February 28, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through February 28, 2025. The call can also be accessed live via phone by the toll-free dial-in number: 1 (888) 596-4144 or toll dial-in number: 1 (646) 968-2525 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1 (800) 770-2030 or 1 (609) 800-9909 with conference ID 8022374 available from February 28, 2024 at 4:00 p.m. PT to March 6, 2024 at 11:59 p.m. PT.
Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including: non-GAAP cost of subscription revenue; non-GAAP subscription gross margin; non-GAAP cost of professional services revenue; non-GAAP professional services gross margin; non-GAAP gross profit; non-GAAP gross margin; non-GAAP income from operations; non-GAAP operating margin; non-GAAP net income (loss); non-GAAP net income (loss) per share; adjusted free cash flow; and subscription revenue and total revenue that exclude the impact of foreign currency exchange rate fluctuations (constant currency basis). The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.

•Shareholder litigation. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses and settlements, related to shareholder litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software, office leases, and acquired intangible assets. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of debt conversion and warrant liabilities. We exclude fair value adjustments related to the debt conversion and warrant liabilities, which are non-cash gains or losses, as they can fluctuate significantly with changes in our stock price and market volatility, and do not reflect the underlying cash flows or operational results of the business.
•Acquisition-related transactions. We exclude acquisition-related transactions (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred and gains or losses recognized on contingent consideration related to our acquisition of Zephr. We do not consider these transactions reflective of our core business or ongoing operating performance.

•Workforce reductions. We exclude charges related to workforce reduction plans, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.

Additionally, we disclose "adjusted free cash flow", which is a non-GAAP measure that excludes acquisition-related costs (including integration-related charges) and expenses related to non-ordinary course litigation (including settlement charges) from GAAP operating cash flows, and includes capital expenditures. We believe this measure is meaningful to investors because management reviews cash flows generated from operations excluding such expenditures that are not related to our ongoing operations.

Zuora also provides subscription revenue and total revenue, including year-over-year growth rates, adjusted to remove the impact of foreign currency rate fluctuations, which we refer to as constant currency. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance. We calculate constant currency in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release, other than statements of historical fact, that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “may,” “will,” “potential,” “anticipates,” “expects,” “could,” “would,” "when," “projects,” “plans,” “targets,” "may affect," "assuming" and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include our financial outlook for the first quarter and full year fiscal 2025 and statements regarding our top line growth and international expansion. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on December 7, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to attract new customers and expand sales to existing customers; trends in revenue, cost of revenue and gross margin; adverse changes on our business and financial condition due to macroeconomic or market conditions, as well as geopolitical conditions and destabilizing events, including inflation, rising interest rates, banking system instability, debt ceiling negotiations, potential government shutdowns and wars; managing our future growth and profitability plans effectively; market acceptance of monetization platform software and related solutions, as well as consumer adoption of products and services that are provided through such solutions; trends and expectations in our operating and financial metrics, including customers with annual contract value equal to or greater than $250,000, Dollar-based Retention Rate, Annual Recurring Revenue, and growth of and within our customer base; future acquisitions, the anticipated benefits of such acquisitions and our ability to integrate the operations and technology of any acquired company; industry trends, projected growth, or trend analysis, including the shift to subscription business models; our investments in our platform and the cost of third-party hosting fees; the expansion and functionality of our technology offering, including expected benefits of such products and technology, and the timeliness of production of such products and technology; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; the risk of loss of key employees; trends in operating expenses, including research and development expense, sales and marketing expense, and general and administrative expense, and expectations regarding these expenses as a percentage of revenue; our ability to compete effectively; our history of net losses and our ability to achieve or sustain profitability; currency exchange rate fluctuations; our products not gaining market acceptance or losing market acceptance; our product development efforts may be unsuccessful; our debt obligations; our ability to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; our ability to effectively develop and use artificial intelligence in our platform and business; our customers successfully deploying our solution; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our ability to adequately protect our intellectual property; the impact of actions we are taking to improve operational efficiencies and operating costs; we may experience interruptions or performance problems, including a service outage, associated with our technology; litigation and related costs; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.
Zuora provides a leading monetization suite for modern businesses across all industries, enabling companies to unlock and grow customer-centric business models. Zuora serves as an intelligent hub that monetizes and orchestrates the complete quote to cash and revenue recognition process at scale. Through its industry leading technology and expertise, Zuora helps more than 1,000 companies around the world, including BMC Software, Box, Caterpillar, General Motors, Penske Media Corporation, Schneider Electric, Siemens and Zoom nurture and monetize direct, digital customer relationships. Headquartered in Silicon Valley, Zuora operates offices around the world in the Americas, EMEA and APAC. To learn more about the Zuora monetization suite, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2024 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$100,164	$89,513	$383,396	$338,391
Professional services	10,505	13,528	48,265	57,696
Total revenue	110,669	103,041	431,661	396,087
Cost of revenue:
Subscription[1]	22,295	21,070	84,599	81,094
Professional services[1]	14,524	16,995	62,375	72,135
Total cost of revenue	36,819	38,065	146,974	153,229
Gross profit	73,850	64,976	284,687	242,858
Operating expenses:
Research and development[1]	28,860	24,925	108,288	102,564
Sales and marketing[1]	41,727	41,295	166,215	173,871
General and administrative[1]	20,431	23,445	74,591	78,878
Litigation settlement	—	75,000	—	75,000
Total operating expenses	91,018	164,665	349,094	430,313
Loss from operations	(17,168)	(99,689)	(64,407)	(187,455)
Change in fair value of debt conversion and warrant liabilities	(4,475)	(134)	(2,234)	9,214
Interest expense	(6,876)	(4,486)	(21,480)	(15,133)
Interest and other income (expense), net	8,440	5,888	22,079	5,986
Loss before income taxes	(20,079)	(98,421)	(66,042)	(187,388)
Income tax provision	755	9,437	2,151	10,582
Net loss	(20,834)	(107,858)	(68,193)	(197,970)
Comprehensive loss:
Foreign currency translation adjustment	711	1,187	(672)	(461)
Unrealized gain (loss) on available-for-sale securities	238	663	732	(350)
Comprehensive loss	$(19,885)	$(106,008)	$(68,133)	$(198,781)
Net loss per share, basic and diluted	$(0.14)	$(0.80)	$(0.49)	$(1.51)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	144,175	134,349	140,147	131,441
_____________________
(1) Stock-based compensation expense was recorded in the following cost and expense categories:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of subscription revenue	$2,090	$1,624	$8,979	$8,141
Cost of professional services revenue	2,570	2,111	11,567	12,297
Research and development	6,631	4,852	27,292	25,819
Sales and marketing	7,259	5,472	32,116	33,075
General and administrative	4,529	2,297	21,098	17,069
Total stock-based compensation expense	$23,079	$16,356	$101,052	$96,401

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31, 2024	January 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$256,065	$203,239
Short-term investments	258,120	183,006
Accounts receivable, net of allowance for credit losses of $2,142 and $4,001 as of January 31, 2024 and January 31, 2023, respectively	124,602	91,740
Deferred commissions, current portion	15,870	16,282
Prepaid expenses and other current assets	23,261	24,285
Total current assets	677,918	518,552
Property and equipment, net	25,961	27,159
Operating lease right-of-use assets	22,462	22,768
Purchased intangibles, net	10,082	13,201
Deferred commissions, net of current portion	27,250	28,250
Goodwill	56,657	53,991
Other assets	3,506	4,677
Total assets	$823,836	$668,598
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,161	$1,073
Accrued expenses and other current liabilities	32,157	103,678
Accrued employee liabilities	37,722	30,483
Deferred revenue, current portion	199,615	167,145
Operating lease liabilities, current portion	6,760	9,240
Total current liabilities	279,415	311,619
Long-term debt	359,525	210,403
Deferred revenue, net of current portion	2,802	442
Operating lease liabilities, net of current portion	37,100	37,924
Deferred tax liabilities	3,725	3,717
Other long-term liabilities	7,582	7,333
Total liabilities	690,149	571,438
Stockholders’ equity:
Class A common stock	14	13
Class B common stock	1	1
Additional paid-in capital	964,141	859,482
Accumulated other comprehensive loss	(859)	(919)
Accumulated deficit	(829,610)	(761,417)
Total stockholders’ equity	133,687	97,160
Total liabilities and stockholders’ equity	$823,836	$668,598

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2024	2023
	(unaudited)
Cash flows from operating activities:
Net loss	$(68,193)	$(197,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	18,214	18,738
Stock-based compensation	101,052	96,401
Provision for credit losses	858	2,245
Donation of common stock to charitable foundation	—	1,000
Amortization of deferred commissions	18,959	19,291
Reduction in carrying amount of right-of-use assets	6,090	7,363
Asset impairment	3,811	4,537
Change in fair value of debt conversion and warrant liabilities	2,234	(9,213)
Change in fair value of contingent consideration	—	(380)
Other	1,335	(391)
Changes in operating assets and liabilities:
Accounts receivable	(34,230)	(11,081)
Prepaid expenses and other assets	885	(7,379)
Deferred commissions	(18,051)	(22,802)
Accounts payable	2,082	(6,084)
Accrued expenses and other liabilities	(82,746)	88,353
Accrued employee liabilities	7,239	(2,161)
Deferred revenue	34,830	12,020
Operating lease liabilities	(13,136)	(13,131)
Net cash used in operating activities	(18,767)	(20,644)
Cash flows from investing activities:
Purchases of property and equipment	(9,987)	(10,634)
Purchases of short-term investments	(286,394)	(234,246)
Maturities of short-term investments	216,628	154,806
Cash paid for acquisition, net of cash acquired	(4,524)	(41,000)
Net cash used in investing activities	(84,277)	(131,074)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	145,861	233,901
Proceeds from issuance of common stock upon exercise of stock options	2,280	2,471
Proceeds from issuance of common stock under employee stock purchase plan	8,401	7,019
Principal payments on debt	—	(1,480)
Net cash provided by financing activities	156,542	241,911
Effect of exchange rates on cash and cash equivalents	(672)	(461)
Net increase in cash and cash equivalents	52,826	89,732
Cash and cash equivalents, beginning of year	203,239	113,507
Cash and cash equivalents, end of year	$256,065	$203,239

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

Subscription Gross Margin

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of cost of subscription revenue:
GAAP cost of subscription revenue	$22,295	$21,070	$84,599	$81,094
Less:
Stock-based compensation	(2,090)	(1,624)	(8,979)	(8,141)
Amortization of acquired intangibles	(607)	(724)	(2,690)	(2,236)
Asset impairment	(176)	—	(615)	—
Workforce reduction	(1,740)	(400)	(1,778)	(547)
Non-GAAP cost of subscription revenue	$17,682	$18,322	$70,537	$70,170
GAAP subscription gross margin	78%	76%	78%	76%
Non-GAAP subscription gross margin	82%	80%	82%	79%

Professional Services Gross Margin

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of cost of professional services revenue:
GAAP cost of professional services revenue	$14,524	$16,995	$62,375	$72,135
Less:
Stock-based compensation	(2,570)	(2,111)	(11,567)	(12,297)
Asset impairment	(291)	—	(291)	—
Workforce reduction	(72)	(247)	(118)	(646)
Non-GAAP cost of professional services revenue	$11,591	$14,637	$50,399	$59,192
GAAP professional services gross margin	(38)%	(26)%	(29)%	(25)%
Non-GAAP professional services gross margin	(10)%	(8)%	(4)%	(3)%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Total Gross Margin

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of gross profit:
GAAP gross profit	$73,850	$64,976	$284,687	$242,858
Add:
Stock-based compensation	4,660	3,735	20,546	20,438
Amortization of acquired intangibles	607	724	2,690	2,236
Asset impairment	467	—	906	—
Workforce reduction	1,812	647	1,896	1,193
Non-GAAP gross profit	$81,396	$70,082	$310,725	$266,725
GAAP gross margin	67%	63%	66%	61%
Non-GAAP gross margin	74%	68%	72%	67%

Operating (Loss) Income and Operating Margin

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of (loss) income from operations:
GAAP loss from operations	$(17,168)	$(99,689)	$(64,407)	$(187,455)
Add:
Stock-based compensation	23,079	16,356	101,052	96,401
Amortization of acquired intangibles	607	724	2,690	2,236
Asset impairment	2,219	4,537	3,811	4,537
Charitable contribution	—	—	—	1,000
Shareholder litigation	153	76,022	(3,112)	76,268
Acquisition-related transactions	—	1,541	211	3,153
Workforce reduction	6,984	2,709	7,249	6,369
Non-GAAP income from operations	$15,874	$2,200	$47,494	$2,509
GAAP operating margin	(16)%	(97)%	(15)%	(47)%
Non-GAAP operating margin	14%	2%	11%	1%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except per share data)
(unaudited)

Net (Loss) Income and Net (Loss) Income Per Share

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of net (loss) income:
GAAP net loss	$(20,834)	$(107,858)	$(68,193)	$(197,970)
Add:
Stock-based compensation	23,079	16,356	101,052	96,401
Amortization of acquired intangibles	607	724	2,690	2,236
Asset impairment	2,219	4,537	3,811	4,537
Charitable contribution	—	—	—	1,000
Shareholder litigation	153	76,022	(3,112)	76,268
Change in fair value of debt conversion and warrant liabilities	4,475	134	2,234	(9,214)
Acquisition-related transactions	—	1,541	211	3,153
Workforce reduction	6,984	2,709	7,249	6,369
Non-GAAP net income (loss)	$16,683	$(5,835)	$45,942	$(17,220)
GAAP net loss per share, basic and diluted[1]	$(0.14)	$(0.80)	$(0.49)	$(1.51)
Non-GAAP net income (loss) per share, basic and diluted[1]	$0.12	$(0.04)	$0.33	$(0.13)
_________________________________
(1) For the three months ended January 31, 2024 and 2023, GAAP and Non-GAAP net income (loss) per share are calculated based upon 144.2 million and 134.3 million basic and diluted weighted-average shares of common stock, respectively. For the twelve months ended January 31, 2024 and 2023, GAAP and Non-GAAP net income (loss) per share are calculated based upon 140.1 million and 131.4 million basic and diluted weighted-average shares of common stock, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Adjusted Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities (GAAP)	$16,909	$(17,965)	$(18,767)	$(20,644)
Add:
Shareholder litigation	783	14	72,913	251
Acquisition-related costs	—	3,186	135	3,186
Less:
Purchases of property and equipment	(3,074)	(2,163)	(9,987)	(10,634)
Adjusted free cash flow (non-GAAP)	$14,618	$(16,928)	$44,294	$(27,841)
Net cash (used in) provided by investing activities (GAAP)	$(181,303)	$34,848	$(84,277)	$(131,074)
Net cash provided by financing activities (GAAP)	$4,916	$2,908	$156,542	$241,911

Constant Currency Revenue

	Three Months Ended January 31,			Fiscal Year Ended January 31,
	2024	2023	% Change	2024	2023	% Change
Subscription revenue (GAAP)	$100,164	$89,513	12%	$383,396	$338,391	13%
Effects of foreign currency rate fluctuations	(176)			5,418
Subscription revenue on a constant currency basis (Non-GAAP)	$99,988		12%	$388,814		15%

Total revenue (GAAP)	$110,669	$103,041	7%	$431,661	$396,087	9%
Effects of foreign currency rate fluctuations	(189)			5,403
Total revenue on a constant currency basis (Non-GAAP)	$110,480		7%	$437,064		10%